For Immediate Release

Pricester.com Ready to Announce Triple-Digit Increase In Year-End
Earnings

Filing Extension Fuels High Trading Volume


Hollywood, FL [March 29, 2007] - Pricester.com, Inc. (PRCC: OTCBB), which operates an innovative Internet shopping portal and provides cost-effective website development and related services to small businesses, is continuing to grow on target. It expects to report a healthy triple-digit earnings increase in its 2006 annual financial report to be released within the legally required time of filing.

Pricester's revenues have increased by over 350% in each of the last two quarters compared to the previous year which lends credibility to the company's forecast.

Yesterday an unfortunate series of events negatively impacted the share price. The company had filed the necessary documents with its auditors
requesting an extension.   Pricester CEO Ed Dillon said, "Our
financials have already been submitted to the auditors and, due to an unforeseen overload, we have been advised that this will result in a short delay of approximately one week to file the 10K."

Mr. Dillon went on to say that despite the delayed filings, last year showed a lot of promise. He said, "2006 was a very important year for Pricester, with previously planned marketing and sales strategies becoming a reality. Our delivery of products and services specifically geared to the small business sector proved to be a winner and produces a combination of initial revenue plus a continuing monthly residual."

Pricester recently expanded its reach with a very successful launch of a new product, REVSITES(tm), at the T.R.A.F.F.I.C. Convention & Expo in Las Vegas-one of the most significant and widely attended events in the exploding Internet domaining industry. Mr. Dillon continued, "We're building upon our areas of expertise and what we've learned. Our recently released REVSITES(tm) service is being well-received by key players in the domaining industry-we've been getting inquiries and taking orders from individuals in Canada, Africa, Australia and all over the United States. This type of product development that makes logical and productive use of our existing resources will help pave the way for further growth in 2007 and beyond."

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those
same listed products and services.   The Pricester.Com logo is
available at http://www.primezone.com/newsroom/prs/?pkgid=2804
Forward Looking Statements: Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product.

In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:

 Pricester.com, Inc.
Investor Relations
Ed Dillon
(954) 272-1200
edillon@pricester.com

AGORACOM Investor Relations
PRCC@agoracom.com
http://www.agoracom.com/IR/pricester